Exhibit 99.1

NEWS RELEASE

NETGEAR® REPORTS THIRD QUARTER 2022 RESULTS

SMB business delivers record revenue; 21% year over year growth

SAN JOSE, California – October 26, 2022 - NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative networking and Internet connected products to consumers and businesses, today reported financial results for the third quarter ended October 2, 2022.

•	Third quarter 2022 net revenue of $249.6 million, a decrease of 14.0% from the comparable prior year quarter.
•	Third quarter 2022 GAAP operating loss of $2.2 million, or (0.9)% of net revenue, as compared to operating income of $12.9 million, or 4.5% of net revenue, in the comparable prior year quarter.
◦	Third quarter 2022 non-GAAP operating income of $1.8 million, or 0.7% of net revenue, as compared to $19.5 million, or 6.7% of net revenue, in the comparable prior year quarter.
•	Third quarter 2022 GAAP net income per diluted share of $0.10, as compared to $0.31 in the comparable prior year quarter.
◦	Third quarter 2022 non-GAAP net income per diluted share of $0.21, as compared to $0.50 in the comparable prior year quarter.

The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, “In the third quarter, we achieved revenue in the upper half of our guidance range, enabled by continued strong demand for our high-end WiFi mesh, 5G mobile hotspots, and ProAV managed switches. We delivered record revenue in the SMB business despite continued supply challenges throughout the quarter and experienced year over year growth in end user demand for our super premium WiFi mesh systems and 5G mobile hotspots. The overall market for super premium WiFi mesh, led by us, continues to grow year over year while the rest of the WiFi market contracted double digits, a strong validation of our CHP product strategy. We came in below guidance on operating margin due to supply constraints, primarily on our SMB and premium CHP products, which resulted in a missed opportunity to further improve our product revenue mix overall.”

Mr. Lo continued, “The retail networking market declined by double digits relative to the pre-pandemic period due to the challenging macroeconomic environment for most consumers. This is causing our retail channel partners to further reduce their inventories and we expect this trend to continue into 2023. As such, we are doubling down on our premium CHP product strategy to target the more affluent consumers, a sector of the market that is holding strong in the face of these headwinds. This includes recent introductions of the new Orbi 860 10G WiFi 6 mesh system, which is ideal for iPhone and Mac users, and the M6 5G mobile hotspot, which is ideal for rural residential users and traveling business professionals. We fully expect that we will continue to see year-on-year growth of our CHP premium products independent of the rest of the market declining. At the same time, we are realigning our sales and marketing resources internally to put more emphasis into the fast-growing ProAV business. Our new Windows and MacOS based ProAV network configuration and management software has been well received among the AV installer community, and we are doubling the headcount of our ProAV consulting team worldwide. On the backs of these two businesses and, with a much more stable supply outlook in 2023, we believe we are well positioned for a return to growth in 2023.”

Business Outlook

Bryan Murray, Chief Financial Officer of NETGEAR, added, “While we expect to continue to experience strong underlying demand in the SMB business and the premium portion of our CHP product portfolio, we are facing some near-term headwinds. We expect the SMB business will remain supply constrained, and we will continue to use higher cost air freight as a means to partially mitigate. We are also continuing to work with our retail channel partners in the coming quarters to reduce their inventory levels. Furthermore, as roughly 50% of our SMB revenue is in foreign currency, we are seeing significant foreign exchange headwinds going from Q3 into Q4. On the positive side, we do expect fourth quarter revenue from the service provider channel to increase to approximately $50 million. Together, these factors lead us to expect our fourth quarter net revenue to be in the range of $235 million to $250 million. As a result of these factors, our GAAP operating margin for the fourth quarter is expected to be in the range of (4.2)% to (3.2)%, and non-GAAP operating margin is expected to be in the range of (2.0)% to (1.0)%. Our GAAP tax rate is expected to be approximately 20.0%, and our non-GAAP tax rate is expected to be 23.0% for the fourth quarter of 2022.

While we are confident in our ability to provide guidance at this time, we do so with the caveat that considerable uncertainty remains in the market due to the COVID-19 pandemic and supply chain conditions continuing to remain challenged and, should unforeseen events occur, in particular challenges related to closures affecting our manufacturing partners’ operations, increased transportation delays into any of our regional distribution or manufacturing centers, greater than expected freight or component costs, or lower than expected end market demand, our actual results could differ from the foregoing guidance.”

A reconciliation between the Business Outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three months ending
	December 31, 2022
	Operating Margin Rate	Tax Rate

GAAP	(4.2)% - (3.2)%	20.0%
Estimated adjustments for[1]:
Stock-based compensation expense	2.1%	-
Amortization of intangibles	0.1%	-
Non-GAAP tax adjustments	-	3.0%
Non-GAAP	(2.0)% - (1.0)%	23.0%

1 Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; restructuring and other charges and discrete tax benefits or detriments that cannot be forecasted (e.g., windfalls or shortfalls from equity awards or items related to the resolution of uncertain tax positions). New material income and expense items such as these could have a significant effect on our guidance and future GAAP results.

Investor Conference Call / Webcast Details

NETGEAR will review the third quarter results and discuss management's expectations for the fourth quarter of 2022 today, Wednesday, October 26, 2022 at 5 p.m. ET (2 p.m. PT). The toll-free dial-in number for the live audio call is (888) 660-6468. The international dial-in number for the live audio call is (929) 201-5709. The conference ID for the call is 1030183. A live webcast of the conference call will be available on NETGEAR's Investor Relations website at http://investor.netgear.com. A replay of the call will be available via the web at http://investor.netgear.com.

About NETGEAR, Inc.

For more than 25 years, NETGEAR® (NASDAQ: NTGR) has been the innovative leader in connecting the world to the internet with advanced networking technologies for homes, businesses and service providers around the world. As staying connected has become more important than ever, NETGEAR delivers award-winning network solutions for remote work, distance learning, ultra-high def streaming, online game play and more. To enable people to collaborate and connect to a world of information and entertainment, NETGEAR is dedicated to providing a range of connected solutions. From ultra-premium Orbi Mesh WiFi systems and high-performance Nighthawk routers, to high-speed cable modems and 5G mobile wireless products to cloud-based subscription services for network management and security, to smart networking products and Video over Ethernet for Pro AV applications, NETGEAR keeps you connected. NETGEAR is headquartered in San Jose, California. Learn more on the NETGEAR Investor Page or by calling (408) 907-8000. Connect with NETGEAR: Twitter, Facebook, Instagram, LinkedIn and the NETGEAR blog at NETGEAR.com.

© 2022 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders.  The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

NETGEAR Investor Relations

Erik Bylin

investors@netgear.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: NETGEAR’s future operating performance and financial condition, including expectations regarding growth, revenue, continued profitability and cash generation; expectations regarding continuing market demand for the Company’s products, including SMB and premium CHP products, and the Company’s ability to respond to this demand; the Company’s strategic shift to focusing on the premium, higher-margin segments of the market and targeting affluent consumers and consumers with the highest propensity to subscribe to NETGEAR’s service offerings; the timing, distribution, sales momentum and market acceptance of recent and anticipated new product introductions that position the Company for growth and market share gain; expectations regarding supply constraints and inventory management; expectations regarding the ability to participate in promotional activities leading to further market share gains; expectations regarding expected tax rates; expectations regarding the impact of higher transportation and component costs and corresponding price increases; expectations regarding spending in transportation costs to maximize revenue; expectations regarding repurchases of the Company’s common stock; expectations regarding the Company’s small and medium business and service provider channels; expectations regarding price increases on NETGEAR’s products; expectations regarding retail channel partners’ inventory levels; expectations regarding revenue from the service provider channel; and expectations regarding NETGEAR's paid subscriber base growth. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: uncertainty surrounding the duration and impact of the global COVID-19 pandemic, including with respect to the Company’s supply chain, closures affecting the operations of the Company’s manufacturing partners and potential disruptions in the Company’s transportation network, including with respect to the Company’s distribution centers; future demand for the Company's products may be lower than anticipated; the Company’s shift in focus to premium products at the expense of lower end products may not prove to be successful; the Company may be unsuccessful, or experience delays, in manufacturing and distributing its new and existing products; consumers may choose not to adopt the Company's new product offerings or adopt competing products; the Company may be unable to continue to grow its number of registered users, its number of registered app users and/or its paid subscriber base; product performance may be adversely affected by real world operating conditions; the Company may fail to manage costs, including the cost of key components, the cost of air freight and ocean freight, and the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully manage channel inventory levels; the Company may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and the Company's planned usage of such resources, including potential repurchases of the Company’s common stock; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers, including the Company’s ability to collect receivables as they become due. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors” in the Company's quarterly report on Form 10-Q for the fiscal quarter ended April 3, 2022, filed with the Securities and Exchange Commission on May 6, 2022. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP other operating expenses, net, non-GAAP total operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP other income (expenses), net, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. These supplemental measures exclude adjustments for amortization of intangibles, stock-based compensation expense, change in fair value of contingent consideration, goodwill impairment, restructuring and other charges, litigation reserves, net, gain/loss on investments, net, and adjust for effects related to non-GAAP tax adjustments. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of our on-going operating results;
•	the ability to better identify trends in our underlying business and perform related trend analyses;
•	a better understanding of how management plans and measures our underlying business; and
•	an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, restricted stock units, performance shares and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items consist of certain items that are the result of either unique or unplanned events, including, when applicable: change in fair value of contingent consideration, goodwill impairment, restructuring and other charges, litigation reserves, net, and gain/loss on investments, net. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Non-GAAP tax adjustments consist of adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income(loss). We believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business. Non-GAAP income tax expense (benefit) is computed on a current and deferred basis with non-GAAP income (loss) consistent with use of non-GAAP income (loss) as a performance measure. The Non-GAAP tax provision (benefit) is calculated by adjusting the GAAP tax provision (benefit) for the impact of the non-GAAP adjustments, with specific tax provisions such as state income tax and Base-erosion and Anti-Abuse Tax recomputed on a non-GAAP basis. For interim periods, the non-GAAP income tax provision (benefit) is calculated based on the forecasted annual non-GAAP tax rate before discrete items and adjusted for interim discrete items. Included in the non-GAAP tax adjustments for the three and nine months ended October 2, 2022 are adjustments to tax expense (benefit) related to changes in our forecasts. Additionally, certain discrete period items in the three and nine months ended October 2, 2022 related to changes in estimates related to the Company’s 2021 US federal tax return have been recomputed on a non-GAAP basis.

Source: NETGEAR-F

-Financial Tables Attached-

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	October 2, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$132,928	$263,772
Short-term investments	100,269	7,744
Accounts receivable, net	259,908	261,158
Inventories	298,090	315,667
Prepaid expenses and other current assets	38,851	34,752
Total current assets	830,046	883,093
Property and equipment, net	10,230	13,335
Operating lease right-of-use assets	37,371	23,176
Intangibles, net	1,457	1,856
Goodwill	36,279	80,721
Other non-current assets	89,835	76,350
Total assets	$1,005,218	$1,078,531

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$87,432	$73,729
Accrued employee compensation	20,375	24,704
Other accrued liabilities	202,208	224,584
Deferred revenue	19,293	16,500
Income taxes payable	1,089	1,528
Total current liabilities	330,397	341,045
Non-current income taxes payable	16,737	18,990
Non-current operating lease liabilities	31,577	18,569
Other non-current liabilities	3,580	3,112
Total liabilities	382,291	381,716
Stockholders’ equity:
Common stock	29	29
Additional paid-in capital	941,655	923,228
Accumulated other comprehensive income (loss)	(115)	149
Accumulated deficit	(318,642)	(226,591)
Total stockholders’ equity	622,927	696,815
Total liabilities and stockholders’ equity	$1,005,218	$1,078,531

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and percentage data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	October 2, 2022	July 3, 2022	October 3, 2021	October 2, 2022	October 3, 2021

Net revenue	$249,587	$223,224	$290,150	$683,369	$916,886
Cost of revenue	181,058	161,803	203,309	494,516	625,748
Gross profit	68,529	61,421	86,841	188,853	291,138
Gross margin	27.5%	27.5%	29.9%	27.6%	31.8%
Operating expenses:
Research and development	22,167	22,205	23,472	68,193	69,887
Sales and marketing	34,203	34,546	36,176	104,335	109,731
General and administrative	13,949	14,147	14,056	41,698	45,084
Goodwill impairment	—	—	—	44,442	—
Other operating expenses (income), net	361	573	222	931	690
Total operating expenses	70,680	71,471	73,926	259,599	225,392
Income (loss) from operations	(2,151)	(10,050)	12,915	(70,746)	65,746
Operating margin	(0.9)%	(4.5)%	4.5%	(10.4)%	7.2%
Other income (expenses), net	638	(820)	(132)	(1,164)	15
Income (loss) before income taxes	(1,513)	(10,870)	12,783	(71,910)	65,761
Provision for (benefit from) income taxes	(4,314)	(2,336)	3,199	(8,967)	15,383
Net income (loss)	$2,801	$(8,534)	$9,584	$(62,943)	$50,378

Net income (loss) per share:
Basic	$0.10	$(0.30)	$0.32	$(2.17)	$1.65
Diluted	$0.10	$(0.30)	$0.31	$(2.17)	$1.61

Weighted average shares used to compute net income (loss) per share:
Basic	28,891	28,891	30,301	29,023	30,495
Diluted	29,029	28,891	30,798	29,023	31,356

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	October 2, 2022	October 3, 2021
Cash flows from operating activities:
Net income (loss)	$(62,943)	$50,378
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,845	10,922
Stock-based compensation	13,266	20,072
Gain/loss on investments, net	342	174
Goodwill impairment	44,442	—
Change in fair value of contingent consideration	—	(3,003)
Deferred income taxes	(13,895)	4,838
Provision for excess and obsolete inventory	3,005	3,045
Changes in assets and liabilities:
Accounts receivable, net	1,250	70,526
Inventories	14,572	(136,062)
Prepaid expenses and other assets	(2,858)	(5,678)
Accounts payable	13,432	(15,344)
Accrued employee compensation	(4,329)	(12,654)
Other accrued liabilities	(23,504)	6,193
Deferred revenue	3,268	2,061
Income taxes payable	(2,692)	(3,966)
Net cash used in operating activities	(8,799)	(8,498)
Cash flows from investing activities:
Purchases of short-term investments	(143,933)	(145)
Proceeds from maturities of short-term investments	50,418	165
Purchases of property and equipment	(4,133)	(6,918)
Purchases of long-term investments	(450)	(535)
Net cash used in investing activities	(98,098)	(7,433)
Cash flows from financing activities:
Repurchases of common stock	(24,377)	(53,634)
Restricted stock unit withholdings	(4,731)	(7,456)
Proceeds from exercise of stock options	743	8,912
Proceeds from issuance of common stock under employee stock purchase plan	4,418	4,916
Net cash used in financing activities	(23,947)	(47,262)
Net decrease in cash and cash equivalents	(130,844)	(63,193)
Cash and cash equivalents, at beginning of period	263,772	346,460
Cash and cash equivalents, at end of period	$132,928	$283,267

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Nine Months Ended
	October 2, 2022	July 3, 2022	October 3, 2021	October 2, 2022	October 3, 2021

GAAP gross profit	$68,529	$61,421	$86,841	$188,853	$291,138
GAAP gross margin	27.5%	27.5%	29.9%	27.6%	31.8%
Amortization of intangibles	129	128	145	386	502
Stock-based compensation expense	283	358	430	1,027	1,626
Non-GAAP gross profit	$68,941	$61,907	$87,416	$190,266	$293,266
Non-GAAP gross margin	27.6%	27.7%	30.1%	27.8%	32.0%

GAAP research and development	$22,167	$22,205	$23,472	$68,193	$69,887
Stock-based compensation expense	(968)	(1,095)	(1,414)	(3,150)	(3,832)
Non-GAAP research and development	$21,199	$21,110	$22,058	$65,043	$66,055

GAAP sales and marketing	$34,203	$34,546	$36,176	$104,335	$109,731
Amortization of intangibles	—	—	—	—	(1,266)
Stock-based compensation expense	(1,249)	(1,570)	(2,008)	(4,275)	(5,741)
Non-GAAP sales and marketing	$32,954	$32,976	$34,168	$100,060	$102,724

GAAP general and administrative	$13,949	$14,147	$14,056	$41,698	$45,084
Stock-based compensation expense	(940)	(2,106)	(2,358)	(4,814)	(8,873)
Non-GAAP general and administrative	$13,009	$12,041	$11,698	$36,884	$36,211

GAAP other operating expenses (income), net	$361	$573	$222	$931	$690
Change in fair value of contingent consideration	—	—	—	—	3,003
Restructuring and other charges	(361)	(573)	(222)	(911)	(3,378)
Litigation reserves, net	—	—	—	(20)	(315)
Non-GAAP other operating expenses, net	$—	$—	$—	$—	$—

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Nine Months Ended
	October 2, 2022	July 3, 2022	October 3, 2021	October 2, 2022	October 3, 2021

GAAP total operating expenses	$70,680	$71,471	$73,926	$259,599	$225,392
Amortization of intangibles	—	—	—	—	(1,266)
Stock-based compensation expense	(3,157)	(4,771)	(5,780)	(12,239)	(18,446)
Change in fair value of contingent consideration	—	—	—	—	3,003
Goodwill impairment	—	—	—	(44,442)	—
Restructuring and other charges	(361)	(573)	(222)	(911)	(3,378)
Litigation reserves, net	—	—	—	(20)	(315)
Non-GAAP total operating expenses	$67,162	$66,127	$67,924	$201,987	$204,990

GAAP operating income (loss)	$(2,151)	$(10,050)	$12,915	$(70,746)	$65,746
GAAP operating margin	(0.9)%	(4.5)%	4.5%	(10.4)%	7.2%
Amortization of intangibles	129	128	145	386	1,768
Stock-based compensation expense	3,440	5,129	6,210	13,266	20,072
Change in fair value of contingent consideration	—	—	—	—	(3,003)
Goodwill impairment	—	—	—	44,442	—
Restructuring and other charges	361	573	222	911	3,378
Litigation reserves, net	—	—	—	20	315
Non-GAAP operating income (loss)	$1,779	$(4,220)	$19,492	$(11,721)	$88,276
Non-GAAP operating margin	0.7%	(1.9)%	6.7%	(1.7)%	9.6%

GAAP other income (expenses), net	$638	$(820)	$(132)	$(1,164)	$15
Gain/loss on investments, net	(52)	(216)	166	251	174
Non-GAAP other income (expenses), net	$586	$(1,036)	$34	$(913)	$189

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Nine Months Ended
	October 2, 2022	July 3, 2022	October 3, 2021	October 2, 2022	October 3, 2021

GAAP net income (loss)	$2,801	$(8,534)	$9,584	$(62,943)	$50,378
Amortization of intangibles	129	128	145	386	1,768
Stock-based compensation expense	3,440	5,129	6,210	13,266	20,072
Change in fair value of contingent consideration	—	—	—	—	(3,003)
Goodwill impairment	—	—	—	44,442	—
Restructuring and other charges	361	573	222	911	3,378
Litigation reserves, net	—	—	—	20	315
Gain/loss on investments, net	(52)	(216)	166	251	174
Non-GAAP tax adjustments	(715)	(2,552)	(1,026)	(3,976)	(5,413)
Non-GAAP net income (loss)	$5,964	$(5,472)	$15,301	$(7,643)	$67,669

NET INCOME (LOSS) PER DILUTED SHARE:
GAAP net income (loss) per diluted share	$0.10	$(0.30)	$0.31	$(2.17)	$1.61
Amortization of intangibles	0.00	0.00	0.00	0.01	0.06
Stock-based compensation expense	0.12	0.18	0.20	0.46	0.64
Change in fair value of contingent consideration	—	—	—	—	(0.10)
Goodwill impairment	—	—	—	1.53	—
Restructuring and other charges	0.01	0.02	0.01	0.03	0.11
Litigation reserves, net	—	—	—	0.00	0.01
Gain/loss on investments, net	(0.00)	(0.01)	0.01	0.01	0.01
Non-GAAP tax adjustments	(0.02)	(0.08)	(0.03)	(0.13)	(0.18)
Non-GAAP net income (loss) per diluted share	$0.21	$(0.19)	$0.50	$(0.26)	$2.16

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)

(Unaudited)

	Three Months Ended
	October 2, 2022	July 3, 2022	April 3, 2022	December 31, 2021	October 3, 2021

Cash, cash equivalents and short-term investments	$233,197	$250,137	$263,788	$271,516	$292,195
Cash, cash equivalents and short-term investments per diluted share	$8.03	$8.66	$8.99	$9.10	$9.49

Accounts receivable, net	$259,908	$217,873	$219,911	$261,158	$266,526
Days sales outstanding (DSO)	95	89	97	93	90

Inventories	$298,090	$300,796	$327,309	$315,667	$305,129
Ending inventory turns	2.4	2.2	1.9	2.2	2.7

Weeks of channel inventory:
U.S. retail channel	13.5	18.2	19.6	12.7	14.7
U.S. distribution channel	3.6	3.8	4.1	3.0	3.1
EMEA distribution channel	5.3	6.2	6.6	6.8	6.8
APAC distribution channel	16.0	14.0	14.4	13.4	9.6

Deferred revenue (current and non-current)	$22,868	$21,593	$21,305	$19,600	$18,684

Headcount	731	740	766	771	780
Non-GAAP diluted shares	29,029	28,891	29,350	29,822	30,798

NET REVENUE BY GEOGRAPHY

	Three Months Ended						Nine Months Ended
	October 2, 2022		July 3, 2022		October 3, 2021		October 2, 2022		October 3, 2021

Americas	$169,360	68%	$144,027	65%	$195,123	67%	$458,036	67%	$626,907	68%
EMEA	44,827	18%	44,951	20%	56,940	20%	126,643	19%	179,802	20%
APAC	35,400	14%	34,246	15%	38,087	13%	98,690	14%	110,177	12%
Total	$249,587	100%	$223,224	100%	$290,150	100%	$683,369	100%	$916,886	100%

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)

(In thousands)

(Unaudited)

NET REVENUE BY SEGMENT

	Three Months Ended			Nine Months Ended
	October 2, 2022	July 3, 2022	October 3, 2021	October 2, 2022	October 3, 2021

Connected Home	$150,581	$128,864	$208,539	$409,787	$679,320
SMB	99,006	94,360	81,611	273,582	237,566
Total net revenue	$249,587	$223,224	$290,150	$683,369	$916,886

SERVICE PROVIDER NET REVENUE

	Three Months Ended			Nine Months Ended
	October 2, 2022	July 3, 2022	October 3, 2021	October 2, 2022	October 3, 2021

Connected Home	$40,448	$33,975	$41,726	92,544	$99,355
SMB	1,171	1,615	449	3,515	1,770
Total service provider net revenue	$41,619	$35,590	$42,175	96,059	$101,125